UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 450-9009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2006 and January 18, 2006, BakBone Software Incorporated (the “Company”) entered into Change in Control Letter Agreements (the “Agreements”) with the members of its executive management team including: John Fitzgerald, Chief Financial Officer; Kenneth Horner, Senior Vice President, Corporate Development and Strategy; Mark Milford, Senior Vice President, Worldwide Sales; Lonnie Wills, Chief Information Officer; Douglas Spencer, Vice President, Research and Development; Karen A. Fisher, Vice President, Investor Relations and Compliance; Howard I. Weiss, Vice President, Pacific Rim; Christopher K. Ross, Vice President, EMEA; Kenneth G. Hudak, Vice President, Customer Support; and Charles Giametta, Vice President, North America Sales. The Agreements define the additional employment benefits to be provided to executive management in the event of a Change in Control, defined by the Agreements as one or more of the following events, whether in a single transaction or a series of related transactions: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (iii) any transaction as a result of which any person or related group of persons becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities, other than as a result of the new issuance of securities by the Company in any transaction or series of related transactions determined by the Board of Directors to be for the primary purpose of raising capital; or (iv) a liquidation or dissolution of the Company.

The additional benefits defined by the Agreements shall be provided by the Company subsequent to a Change in Control event if, within twelve months following the consummation of the Change in Control, the employment of an executive management team member is terminated by the Company without cause, as defined by the Agreements, or voluntarily by an executive management team member for good reason, as defined by the Agreements. The additional benefits consist of: (i) severance payment in the amount equal to a specified period, as defined in the individual Agreements, of base salary in effect as of the termination date; (ii) continuation of health care benefits for a specified period, as defined in the individual Agreements, following the termination date; and (iii) acceleration of stock option vesting to fully vested status for any unvested stock option awards as of the date of termination.

The Agreements between the Company and the members of its executive management team are filed with this current report as Exhibits 10.1 through 10.10.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Change in Control Letter Agreement between the Company and John Fitzgerald, Chief Financial Officer, dated January 17, 2006.

10.2	Change in Control Letter Agreement between the Company and Kenneth Horner, Senior Vice President, Corporate Development and Strategy dated January 17, 2006.

10.3	Change in Control Letter Agreement between the Company and Mark Milford, Senior Vice President, Worldwide Sales, dated January 17, 2006.

10.4	Change in Control Letter Agreement between the Company and Lonnie Wills, Chief Information Officer, dated January 17, 2006.

10.5	Change in Control Letter Agreement between the Company and Douglas Spencer, Vice President, Research and Development, dated January 17, 2006.

10.6	Change in Control Letter Agreement between the Company and Karen A. Fisher, Vice President, Investor Relations and Compliance, dated January 17, 2006.

10.7	Change in Control Letter Agreement between the Company and Howard I. Weiss, Vice President, Pacific Rim, dated January 17, 2006.

10.8	Change in Control Letter Agreement between the Company and Christopher K. Ross, Vice President, EMEA, dated January 17, 2006.

10.9	Change in Control Letter Agreement between the Company and Kenneth G. Hudak, Vice President, Customer Support, dated January 17, 2006.

10.10	Change in Control Letter Agreement between the Company and Charles Giametta, Vice President, North America Sales, dated January 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED
(Registrant)
Date: January 23, 2006

	By:	/s/ John Fitzgerald
John Fitzgerald
Chief Financial Officer

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